Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-117613, 333-111985, 333-76570, 333-76080, 333-96047, 333-96045, 333-47422, 333-105737, and 333-105738), and on Form S-3 (Nos. 333-115148,
333-66088, 333-47532, 333-32036, and 333-46634) of Dynegy Inc. of our report dated March 11, 2005, relating to the financial statements and financial statement schedules, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Houston, Texas

March 11, 2005